UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2021 (January 24, 2021)

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2021, at a meeting of the Executive Committee of the Board of Directors (the “Board”) of Apollo Global Management, Inc. (the “Company” and together with its consolidated subsidiaries, “Apollo”), Mr. Black informed the Executive Committee members that he intends to retire from his position as Chief Executive Officer of the Company on or before July 31, 2021. Leon Black, Marc Rowan and Josh Harris, on behalf of the Class C Stockholder of the Company, voted to appoint Mr. Rowan as Chief Executive Officer of the Company to begin serving in such role effective upon Mr. Black’s retirement. Mr. Black will continue to serve as Chairman of the Board following his retirement from his position as Chief Executive Officer.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with respect to Mr. Rowan was previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2020 (the “Proxy Statement”). There are no arrangements or understandings between Mr. Rowan and any other person pursuant to which he was selected as Chief Executive Officer of the Company.

In addition, at the same meeting Messrs. Black, Rowan and Harris, on behalf of the Class C Stockholder of the Company, voted to increase the size of the Board to eleven (11) directors, and appointed Pamela Joyner, Siddhartha Mukherjee, Scott Kleinman and James Zelter (collectively, the “newly appointed directors”) to fill the resulting vacancies, each effective March 1, 2021.

It is anticipated that Ms. Joyner and Mr. Mukherjee will each enter into a standard indemnification agreements with the Company, as more fully described under “Item 13. Certain Relationships and Related Transactions, and Director Independence - Indemnification of Directors, Officers and Others” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020 (the “Annual Report”). Furthermore, it is anticipated that Ms. Joyner and Mr. Mukherjee will enter into the Company’s standard form of Independent Director Engagement Letter with the Company, effective upon each of their appointments to the Board. The standard form of Independent Director Engagement Letter was previously filed as an exhibit to the Annual Report. Pursuant to each Independent Director Engagement Letter, Ms. Joyner and Mr. Mukherjee will be eligible to receive director compensation, as more fully described under “Director Compensation” in the Company’s Proxy Statement.

There are no arrangements or understandings between any of the newly appointed directors and any other persons pursuant to which he or she was selected as a director of the Company.

The information required by Item 404(a) of Regulation S-K promulgated under the Securities Act (“Item 404(a)”) with respect to Messrs. Kleinman and Zelter was previously disclosed in the Proxy Statement. The information required by Item 404(a) with respect to Ms. Joyner and Mr. Mukherjee is not yet determined.

The Board has not yet determined on which board committees, if any, each of the newly appointed directors will serve.

Item 7.01	Regulation FD Disclosure.

As previously reported, the Conflicts Committee of the Company’s Board of Directors retained Dechert LLP as outside counsel to conduct an independent review of the information that Leon Black, the Company’s Chairman and CEO, has conveyed about his previous professional relationship with Mr. Jeffrey Epstein. At a meeting of the Board of Directors on January 24, 2021, the Conflicts Committee and their counsel reviewed the report with the full Board of Directors. Attached as Exhibit 99.1 is a copy of the report provided by Dechert LLP to the Conflicts Committee of the Board of Directors.

In addition, on January 25, 2021, Leon Black issued a letter to limited partners of Apollo managed funds relating to the Dechert LLP report and other maters, a copy of which is included as Exhibit 99.2 to this Current Report on Form 8-K.

The information included in Item 7.01 “Regulation FD Disclosure” and Item 9.01 “Financial Statements and Exhibits” of this Current Report on Form 8-K (including the exhibit hereto) is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Report of Dechert LLP to the Conflicts Committee of the Board of Directors

99.2	Leon Black letter to limited partners, dated January 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: January 25, 2021	By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Chief Legal Officer